EXHIBIT 23


                  CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Penns Woods Bancorp, Inc. 1998 Stock Option Plan of our report dated February 15, 2002, with respect to the audited consolidated financial statements of Penns Woods Bancorp, Inc. and Subsidiaries incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission on March 22, 2002.


/s/ S.R. Snodgrass, A.C.
------------------------

Wexford, Pennsylvania
March 21, 2002